UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2014
Date of Report (Date of earliest event reported)

DUMA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following board of directors provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2014, we appointed two additional directors.  The two new directors are Paul C. Schillmoller and Gregory M. Larberg.  They join directors Kent P. Watts, Pasquale Scaturro and S. Chris Herndon in bringing our total Board to five directors.

Messrs. Schillmoller and Larberg are independent directors who join independent director S. Chris Herndon in being members of three of our Board committees:

The Audit Committee:
S. Chris Herndon, Chairman and Member
Gregory M. Larberg, Member
Paul C. Schillmoller, Member

The Compensation Committee
Gregory M. Larberg, Chairman and Member
S. Chris Herndon Member
Paul C. Schillmoller Member

Nomination Committee
Paul . Schillmoller, Chairman and Member
S. Chris Herndon, Member
Gregory M. Larberg, Member

Paul C. Schillmoller, age 61, has, since 2002, served as President of Shearwave, Inc. a company that acquires advanced technology seismic projects for major oil companies.  He is a businessman and geophysicist with a comprehensive understanding of the energy sector.  With over 34 years experience in all facets of oil and gas, he specializes in seismic acquisition projects for major oil companies both domestic and internationally.  Along with broad technical skills, he is an industry expert in contract, licensing and copyright issues.  In 1986 Mr. Schillmoller founded Seismic Specialists which owns and licenses seismic data in the United States and in 1988 he founded US Seismic, a company which focused on seismic data acquisition in the mid-continent US.  He has worked for Input/Output of Stafford, TX in seismic data acquisition, and seismic equipment and recording technology sales and marketing.  At 3-D Geophysical, Inc. he worked closely with the Wall Street investment community developing business opportunities in oil and gas technology, and was closely involved in a successful mid-sized IPO.

Mr. Schillmoller is a graduate of Northern Arizona University where he earned his Bachelor of Science in Geology. He is actively involved in many industry associations including AAPG, SEG, GSOKC, GSH, DGS, HGS.

Gregory (Byrd) M. Larberg, age 61, retired as Vice President of Geosciences from Burlington Resources in 2006 following the company’s acquisition by ConocoPhillips.  Mr Larberg is a geologist and oil company executive with more than 30 years of experience in domestic and international oil and gas exploration and development.  He joined Burlington in 1998 and served as Executive VP and CEO of Burlington Resources International as well as President of Burlington subsidiaries in China, Peru, Ecuador, and Algeria.  Mr. Larberg spent the first 21 years of his career with Shell Oil Company starting in the Permian Basin of Texas and served 8 years in Shell’s Gulf of Mexico Deepwater Exploration Effort, ultimately serving as Deepwater Exploration Manager for offshore Louisiana.  He was named Vice President of E&P for Pecten International, Shell Oil’s international subsidiary in 1993.  He ended his career with Shell as part of the Royal Dutch Group where he was Business Development Manager for Royal Dutch Shell’s Worldwide Deepwater effort.  Since retirement, Mr. Larberg has consulted with a number of E&P Companies including Maersk and ONGC.  He is currently under contract to PEMEX.

Mr. Larberg holds a B.S. in Geology from Trinity University and an M.S. in Geology from Texas A&M University.  He is a member of AAPG.

Our Directors receive $8,000 per quarter in common stock as Director Compensation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUMA ENERGY CORP.

Date: January 21, 2014	/s/ Joel Seidner
Name: Joel Seidner
Title: Secretary